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                                                                   EXHIBIT 99.B5

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
   [LOGO OF                                       APPLICATION FOR VARIABLE ANNUITY II
   AMERICAN                                       AMERICAN NATIONAL INSURANCE COMPANY
   NATIONAL]                                        GALVESTON, TEXAS 1-800-306-2959
                                                                                                                   A1-0000001
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1.  NAME OF ANNUITANT                   SEX                      DATE OF BIRTH  AGE                           SOCIAL SECURITY NO.
                                        [_] M                      Month-Day-Year
                                        [_] F                          -   -
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2.  ADDRESS OF ANNUITANT                                         TEL.   (____________)  ___________-__________

    STREET ADDRESS                                               CITY, STATE, ZIP
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3.  OWNER IF OTHER THAN ANNUITANT
    -----------------------------
       (a) NAME_________________________________________________ (b) RELATIONSHIP TO ANNUITANT__________________________________

                    STREET                         APT#
       (c) ADDRESS: ____________________________________________ (d) S.S.N. ___________-_____________-_____________
                    CITY, STATE, ZIP                             (e) TEL.  (   )     -           (f) AGE
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4. [_] JOINT OWNER WITH RIGHT OF SURVIVORSHIP UNLESS STATED OTHERWISE
   [_] SUCCESSOR OWNER

         (a) NAME_____________________________________________  (b) RELATIONSHIP TO ANNUITANT___________________________________

         (c) ADDRESS__________________________________________  (d) S.S.N. ___-___-______
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5.  BENEFICIARIES:  (If  multiple Beneficiaries, attach separate sheet)

    Primary Beneficiary ______________________________________  Contingent Beneficiary _________________________________________

    Relationship to Owner ____________________________________  Relationship to Owner __________________________________________

    Social Security Number ___________________________________  Social Security Number _________________________________________

    Date of Birth ____________________________________________  Date of Birth __________________________________________________
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6.  TAX QUALIFIED STATUS:     [_] IRA        [_] SIMPLE                                  [_] TAX SHELTERED ANNUITY PLAN (403(b))
      [_] NON-QUALIFIED       [_] SEP        [_] PENSION OR PROFIT SHARING               [_] OTHER:
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7.  PURCHASE PAYMENT AMOUNT MADE WITH APPLICATION  ($5,000 Minimum):                     $______________________________________
8A. ALLOCATION OF PURCHASE  PAYMENT(S)--Choose OPTION A or OPTION B.
    OPTION A:  [_] Allocate my purchase payment as follows --(Whole % Only.  Total allocation must equal 100%)
    FIXED ACCOUNT:         %            FIDELITY FUNDS:                  MFS FUNDS:                   FEDERATED FUNDS:
    -----------------------             ----------------                 ----------                   ----------------
     AMERICAN NATL FUNDS:               GROWTH OPP.       ___%           VALUE             ___%       GROWTH STRATEGIES    ___%
     BALANCED ___________%              ASSET MANAGER     ___%           GROWTH AND INCOME ___%       UTILITY              ___%
     MONEY MKT __________%              INDEX 500         ___%           EMERGING GROWTH   ___%       U.S. GOVT SECURITIES ___%
     MANAGED ____________%              CONTRAFUND        ___%           RESEARCH          ___%       HIGH INCOME BOND     ___%
     GROWTH  ____________%              ASSET MGR: GROWTH ___%                                        EQUITY INCOME II     ___%

         T. ROWE PRICE FUNDS:                    LAZARD FUNDS:                             VAN ECK FUNDS:
         --------------------                    -------------                             --------------
         EQUITY INCOME __________%               EMERGING MARKETS _______%                 GOLD AND NATURAL
         INTERNATIONAL __________%               SMALL CAP        _______%                  RESOURCES        ________%
         MID-CAP GROWTH _________%                                                         WORLD WIDE        ________%
         LTD-TERM BOND __________%                                                         EMERGING MARKETS  ________%
    OPTION B:  [_] Allocate my purchase payment to one of the following model portfolios:
    ---------
         __________ Aggressive                               _________ Moderate                          _______ Conservative
8B.  Rebalance my portfolio as indicated in Option A OR B:            __________ YES           _________ NO
        IF YES, check how often you would like your portfolio rebalanced: ______ Quarterly ______ Semi-Annually ______ Annually
        List any fund(s) you would like to EXCLUDE from rebalancing: ___________________________________________________________
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9.   HAVE YOU RECEIVED A PROSPECTUS FOR THE CONTRACT APPLIED FOR?       [_]  YES          [_] NO
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10. MATURITY DATE ________________________________ (Must be at least five years from date of issue.)
If blank, Annuitant's 95th birthday. *If no settlement option is elected by the time minimum distributions must commence
(age 70.5), the Company will automatically pay the minimum required amount under the Systematic Withdrawal Option based on a single life with no recalculation of life expectancy.
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11. WILL THE ANNUITY APPLIED FOR REPLACE OR USE CASH VALUES OF ANY EXISTING INSURANCE OR ANNUITY POLICY
    ISSUED BY ANY COMPANY?    [_] YES    [_] NO
 IF YES,  Check all that apply:   [_] 1035 EXCHANGE    [_] CD TRANSFER    [_] IRA TRANSFER     [_] TSA TRANSFER       [_] OTHER:
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12.  DOLLAR COST AVERAGING:  (A minimum accumulation value of $10,000 (in all funds) is required at the time of election.  No more than 10% can be transferred from the Fixed Account at the time of election.)
     ** CANNOT CHOOSE BOTH  DOLLAR COST AVERAGING AND ACCOUNT REBALANCING (Item 8b) AT THE SAME TIME**

          START DATE: _______________________________________  END DATE: ______________________________________

          FREQUENCY:       [_] Monthly     [_] Quarterly      [_] Semi-Annually    [_] Annually

          PLEASE TRANSFER THE AMOUNTS INDICATED BELOW:
          FROM: _____________________________  $_______        FROM: ______________________________  $_______
                 Fund                                                Fund
          TO:   _____________________________  ________%       TO:   ______________________________  ________%
                Fund                                                 Fund
                _____________________________  ________%             ______________________________  ________%
                Fund                                                 Fund
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Each of the undersigned declares for themselves, and for all other interested parties, that all of the answers in this application and any supplements to it are full, complete and true to the best of their knowledge and belief. They also agree that:
(1) these answers as written: (I) were given to induce the Company to issue an Annuity Policy; and (ii) shall form the basis for and become a part of the Annuity Policy issued on this application; (2) the Company may issue an Annuity Policy different than that Specified in this application; no change in: (I) type of Annuity; (ii) Payment Mode; (iii) Payment Amount; (iv) Annuity Income
Option, or; (v) Issue age, will be effective unless agreed to by the owner in writing; and (3) only an authorized Officer of the
Company has the authority to waive any of the Company rights or requirements or to waive or alter any of the provisions of:
(I) this application; or (ii) any Annuity Policy issued on this application.

DATED AT ______________________________________ THIS _________________________ DAY OF _____________________ , __________________

_______________________________________________ ___________________________________ ____________________________________________
         SIGNATURE OF SOLICITING AGENT                     ANNUITANT                         OWNER,If other than Annuitant

_______________________________________________ ___________________________________ ___________________________________________
             PRINT AGENT'S NAME                       STATE LICENSE NUMBER                            JOINT OWNER

Form 3897
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                                                      CONDITIONAL RECEIPT                                           A1-0000001
                         AMERICAN NATIONAL INSURANCE COMPANY [] ONE MOODY PLAZA [] GALVESTON, TEXAS 77550
                  Valid only for Annuity and for the payment amount shown in the application paid for an Annuity.

Received from _____________________________ this _________________________ day of ________________________,_____________________

the sum of ___________________________________________ as payment to an Annuity on the life of _________________________________
for which an application has been made to this Company, bearing the same number and date as this receipt.  The Company accepts payment by check or money order subject to its being honored upon presentation.  Checks or Money Orders must be made payable to
AMERICAN NATIONAL INSURANCE CO.  Do not leave payee blank or make check payable to agent. ______________________________(AGENT)
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SYSTEMATIC WITHDRAWAL REQUEST
**Cannot choose both systematic withdrawal and account rebalance (Item 8b) at the same time.**
I WOULD LIKE TO PARTICIPATE IN THE SYSTEMATIC WITHDRAWAL OPTION        [_] YES   [_] NO
If YES,
13.  FREQUENCY:       [_] Monthly       [_] Quarterly      [_] Semi-Annually         [_] Annually
14.  DATE OF FIRST PAYMENT:________________________________________
15.  SPECIFY SUBACCOUNT(S) OR FIXED ACCOUNT:______________________________________________________
16.  AMOUNT OF PAYMENT:___________________________
17.  IRA/TSA MINIMUM REQUIRED DISTRIBUTION (This option not available until annuitant reaches age 70.5):  [_] YES  [_] NO
     If YES, Form 3858 must be completed and filed with this application
18.  SPECIAL INSTRUCTIONS:

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TELEPHONE TRANSFER PRIVILEGE                                                       IF YOU WOULD LIKE A STATEMENT OF ADDITIONAL
                                                                                   INFORMATION, PLEASE CHECK THIS BOX. [_]
I (We) hereby authorize and direct American National Insurance
Company to make transfers from fund to fund and/or
change the allocation of future investments based upon telephone instruction.  I (We) agree to hold harmless and indemnify American
National Insurance Company, its affiliates and employees and this account for any claim, loss, liability or expense arising out of any telephone transfer effected or any failure or overload of the telephone
system.  Initial this box.   _______________________
                             |                     |
                             _______________________
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AGENTS' REPORT
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Has any insurance with American National on the life of the Annuitant been lapsed within the last six months; or is such action
now in process or planned?  [_] Yes  [_] No   IF YES, give details: ___________________________________________________________
_______________________________________________________________________________________________________________________________
As agent, do you have knowledge or reason to believe that replacement of existing Insurance/Annuities may be involved?
[_] Yes      [_] No    IF YES, give details: __________________________________________________________________________________
_______________________________________________________________________________________________________________________________
As Agent, have you complied with State Replacement Regulations?     [_] YES  [_] NO  If, as Agent, you included individualized sales proposals in your presentation and the Annuitant replaces plan, then, comparative information forms for each policy to be replaced and copies of all sales material must be included with this application and sent to the Home Office.

What OTHER Agent under contract  (BESIDES YOURSELF) is entitled  to any commission hereon and how much?

AGENT____________________________  TEL (_____) _____ - ____________      PERSONAL CODE ________________  _________%

AGENT____________________________  TEL (_____) _____ - ____________      PERSONAL CODE ________________  _________%
I certify that on the date of this application I asked the Annuitant(s) each question in the application, recorded the answers given me, witnessed such person(s) signature and collected the premium shown in the application.

Dated at__________________________________________ this _______________________________ day of _________________,_______________

_____________________________________________________________    _______________________________________________________________
                SOLICITING AGENT (PRINT)                                              STATE LICENSE NUMBER

Field Office Code _________________________  Agent P.C. No. _______________________  Soc. Sec. No. _____________________________

FIELD OFFICE CHECK LIST:
Has the application been reviewed for omissions and errors?   [_] Yes    [_] No

                  By whom______________________________________
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